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                                                                    EXHIBIT 10.1

                    SECOND AMENDMENT TO AMENDED AND RESTATED
               OWENS-ILLINOIS SUPPLEMENTAL RETIREMENT BENEFIT PLAN

     Pursuant to authority reserved to the Board of Directors of Owens-Illinois, Inc. (the "COMPANY") and duly delegated to the undersigned officer of the Company under the Amended and Restated Owens-Illinois Supplemental Retirement Benefit Plan (the "PLAN"), the Plan is hereby amended as follows:

     1. Article IV of the Plan is amended by amending Section 4.01 thereof to read, in its entirety, as follows:

          "SECTION 4.01 - Each Eligible Employee shall be entitled to a normal, postponed, early, or vested deferred retirement benefit under this Plan in an amount equal to the excess of the amount of the comparable benefit to which he or she would be entitled under the Salary Plan at the time of his or her retirement or other termination of employment if the limitations, exclusions, and curtailments referred to in Sections 3.01 and 3.02 hereof were not applicable to the Salary Plan, over: (i) the amount of any such comparable benefit actually payable under the Salary Plan, including such Employee's Qualified Supplemental Employee Annual Retirement Benefit; (ii) the pre-tax amount of any accrued Plan benefits previously paid to such Employee in connection with the Company's 2000 Special Separation Program; and (iii) the comparable benefit attributable to any contributions made on behalf of the Employee pursuant to a certain Secured Executive Retirement Benefit Agreement entered into between such Employee and the Company. For purposes of this Section 4.01 and in accordance with the provisions of such Secured Executive Retirement Agreement, an Employee's benefit under this Plan shall be reduced by $1.00 for every $0.70 benefit provided to such Employee under the Secured Executive Retirement Benefit Agreement."

     2. Article IV of the Plan is amended further by amending Section 4.02 thereof to read, in its entirety, as follows:

          "SECTION 4.02 - Upon the death of an Eligible Employee, except to the extent otherwise provided under or pursuant to Section 4.03(e) hereof, a survivor or death benefit shall be payable to the spouse or other Beneficiary of such Eligible Employee in an amount equal to the excess of the amount of comparable benefit which would have been payable under the Salary Plan at the time of his or her death if the limitations, exclusions, and curtailments referred to in Sections 3.01 and 3.02 hereof were not applicable to the Salary Plan, over: (i) the amount of any such comparable benefit actually payable under the Salary Plan, including any amount attributable to such Employee's Qualified Supplemental Employee Annual Retirement Benefit; (ii) the pre-tax amount of any accrued Plan benefits previously paid to such Employee in connection with the Company's 2000

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     Special Separation Program; and (iii) the comparable benefit attributable to any contributions made on behalf of the Employee pursuant to a certain Secured Executive Retirement Benefit Agreement entered into between such Employee and the Company. For purposes of this Section 4.02 and in accordance with the provisions of such Secured Executive Retirement Agreement, an Employee's survivor or death benefit under this Plan shall be reduced by $1.00 for every $0.70 benefit provided to such Employee's spouse or Beneficiary under the Secured Executive Retirement Benefit Agreement."

     2. This Second Amendment shall be effective on or as of January 1, 2002. In all other respects the Plan shall remain in full force and effect as amended and restated on May 29, 1998, effective as of January 1, 1998, as thereafter amended.

     IN WITNESS WHEREOF, this Second Amendment has been executed by a duly authorized officer of the Company this 16th day of January, 2002.

                                 OWENS-ILLINOIS, INC.

                                 By /s/ Thomas L. Young
                                    --------------------------------------------
                                        Thomas L. Young,
                                        Executive Vice President, Administration
Attest:


 /s/ D. W. Pennywitt
----------------------------